UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

September 25, 2006
Date of Report (Date of Earliest Event Reported)

Clarient, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	000-22677	75-2649072
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

31 Columbia, Aliso Viejo, California	92656
(Address of Principal Executive Offices)	(Zip Code)

(949) 425-5700

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01              ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Asset Purchase Transaction

On June 20, 2006, Clarient, Inc. (“Clarient”) announced that it had agreed to purchase (the “Acquisition”), substantially all of the assets of Trestle Holdings, Inc. (“Trestle Holdings”) and Trestle Acquisition Corp. (a wholly-owned subsidiary of Trestle Holdings, and together with Trestle Holdings, the “Sellers”), pursuant to that certain Asset Purchase Agreement, dated as of June 19, 2006, by and among Clarient, CLRT Acquisition LLC, a wholly-owned subsidiary of Clarient, and the Sellers.

The closing of the Acquisition occurred on September 22, 2006, with the final purchase price for the assets amounting to approximately $2,800,000 in cash, calculated by deducting from the $3,000,000 purchase price the amount of liabilities assumed by Clarient at the closing.  A copy of the press release announcing the closing of the Acquisition is attached hereto as Exhibit 99.1.

Safeguard Financing

On September 22, 2006, Clarient entered into a securities purchase agreement with Safeguard Delaware, Inc. (the “Purchaser”), pursuant to which Clarient agreed to issue 4,162,042 shares of common stock, together with a warrant to purchase an additional 624,306 shares of common stock, for an aggregate purchase price of $3,000,000.  The exercise price of the warrant is $0.98 per share.  The warrant is exercisable until the fourth anniversary of the date of its issuance.  The financing has been approved by Clarient’s board of directors (including a committee comprised of independent directors).  The securities associated with the financing are being issued to Purchaser, an accredited investor, in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”), and may not be resold unless there is either an effective registration statement covering the securities under the Act or a valid exemption from the registration requirements of the Act.

The Securities Purchase Agreement and the form of Common Stock Purchase Warrant are attached hereto as Exhibits 10.1 and 10.2, respectively, and incorporated herein by reference.  A copy of the press release announcing the financing is attached hereto as Exhibit 99.1.

ITEM 3.02.             UNREGISTERED SALES OF EQUITY SECURITIES.

On September 22, 2006, Clarient, Inc. (“Clarient”) entered into a securities purchase agreement with Safeguard Delaware, Inc. (the “Purchaser”), pursuant to which Clarient agreed to issue 4,162,042 shares of common stock, together with a warrant to purchase an additional 624,306 shares of common stock, for an aggregate purchase price of $3,000,000.  The exercise price of the warrant is $0.98 per share.  The warrant is exercisable until the fourth anniversary of the date of its issuance.  Other terms of the private placement are described above in Item 1.01 and incorporated herein by reference.

The offering was made only to an accredited investor, as such term is defined in Regulation D under the Securities Act of 1933, as amended (the “Act”).  The shares of common stock and the warrant issued to the Purchaser have not been registered under the Act or any state securities laws.  Clarient is relying on the exemption from the registration requirements of the Act by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

 ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS.

(d)  Exhibits

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated September 22, 2006, by and between the Company and Safeguard Delaware, Inc.
10.2	Form of Common Stock Warrant to be issued pursuant to the Securities Purchase Agreement, dated September 22, 2006.
99.1	Press Release announcing the closing of the Trestle acquisition and the Safeguard financing, dated September 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Clarient, Inc.

Date: September 25, 2006	By:	/s/ James V. Agnello
Name: James V. Agnello
Title: Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1	Securities Purchase Agreement, dated September 22, 2006, by and between the Company and Safeguard Delaware, Inc.
10.2	Form of Common Stock Warrant to be issued pursuant to the Securities Purchase Agreement, dated September 22, 2006.
99.1	Press Release announcing the closing of the Trestle acquisition and the Safeguard financing, dated September 25, 2006.